                                                                     EXHIBIT 5.1


                           [Letterhead of Venable LLP]




                                                     December 23, 2004



Heritage Property Investment Trust, Inc.
Heritage-Austen Acquisition, Inc.
131 Dartmouth Street
Boston, Massachusetts 02116


       Re: Registration Statement on Form S-4

Ladies and Gentlemen:

       We have served as special Maryland counsel to Heritage Property Investment Trust, Inc., a Maryland corporation (the "Company"), and Heritage-Austen Acquisition, Inc., a Maryland corporation ("Heritage-Austen"), in connection with certain matters of Maryland law arising out of the registration and issuance by the Company of up to $150,000,000 aggregate principal amount of the Company's 4.50% Senior Notes due 2009 (the "Exchange Notes"), to be issued in exchange for the Company's outstanding unregistered 4.50% Senior Notes due 2009 (the "Old Notes" and, together with the Exchange Notes, the "Notes"), and the guarantee of the Exchange Notes by Heritage Property Investment Limited Partnership, a Delaware limited partnership ("Heritage OP"), and Bradley Operating Limited Partnership, a Delaware limited partnership ("Bradley OP"), covered by the above Registration Statement on Form S-4 and any amendments thereto (the "Registration Statement"). The Old Notes were issued pursuant to a Purchase Agreement, dated October 12, 2004 (the "Purchase Agreement"), by and among the Company, Heritage OP, Bradley OP and Deutsche Bank Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC (collectively, the "Initial Purchasers"). The Exchange Notes are being issued pursuant to a Registration Rights Agreement (as hereinafter defined). This firm did not participate in the drafting or negotiation of the Purchase Agreement.

       In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

       1. The Registration Statement and the related form of Prospectus in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "1933 Act");

       2. The charter of the Company (the "Charter"), certified as of a recent date

Heritage Property Investment Trust, Inc.
Heritage-Austen Acquisition, Inc..
December 23, 2004
Page 2

by the State Department of Assessments and Taxation of Maryland (the "SDAT");

       3. The Amended and Restated Bylaws of the Company (the "Bylaws"), certified as of the date hereof by an officer of the Company;

       4. The charter of Heritage-Austen (the "Heritage-Austen Charter"), certified as of the date hereof by the SDAT;

       5. The Bylaws of Heritage-Austen (the "Heritage-Austen Bylaws"), certified as of the date hereof by an officer of Heritage-Austen;

       6. Resolutions adopted by the Board of Directors of the Company (the "Board of Directors"), relating to, among other things, (i) the appointment of the Finance Committee of the Board of Directors (the "Finance Committee"), (ii) the public or private offering of up to $200 million of unsecured debt securities of the Company on such terms as may be determined by the Finance Committee, (iii) the guaranty of the debt securities by Heritage OP, (iv) the execution and delivery by specified officers of the Company, in its own capacity and in its capacity as sole general partner of Heritage OP, of such agreements, instruments and other documents as may be necessary or desirable to carry out the offering of such debt securities, and (v) the registration and issuance of the Exchange Notes, certified as of the date hereof by an officer of the Company;

       7. Resolutions adopted by the Finance Committee, relating to, among other things, (i) the sale and issuance of the Notes, (ii) the execution, delivery and performance by the Company of the Purchase Agreement, the Indenture (as hereinafter defined), the Notes, the Registration Rights Agreement (as hereinafter defined) and such other agreements, instruments and other documents as may be necessary or desirable to complete the sale and issuance of the Notes and (iii) the guaranty of the Notes by Heritage OP and the execution, delivery and performance by the Company, in its capacity as sole general partner of Heritage OP, of the Heritage OP Guarantee (as hereinafter defined) and such other documents to which Heritage OP is a party, certified as of the date hereof by an officer of the Company;

       8. Resolutions adopted by the Board of Directors of Heritage-Austen, relating to, among other things, the execution, delivery and performance by Heritage-Austen, in its capacity as sole general partner of Bradley OP, of the Bradley OP Guarantee (as hereinafter defined) and such other documents to which Bradley OP is a party, certified as of the date hereof by an officer of Heritage-Austen;

       9. A copy of the executed Purchase Agreement, certified as of the date hereof by an officer of the Company;

Heritage Property Investment Trust, Inc.
Heritage-Austen Acquisition, Inc..
December 23, 2004
Page 3


       10. A copy of the executed Indenture, dated as of October 15, 2004 (the "Indenture"), among the Company, Heritage OP, Bradley OP and LaSalle Bank, National Association, as trustee (the "Trustee"), certified as of the date hereof by an officer of the Company;

       11. A copy of the executed Registration Rights Agreement, dated as of October 15, 2004 (the "Registration Rights Agreement"), among the Company, Heritage OP, Bradley OP, and the Initial Purchasers, certified as of the date hereof by an officer of the Company;

       12. The Global Certificate for the Old Notes, dated October 15, 2004, certified as of the date hereof by an officer of the Company;

       13. The Guarantee of the Exchange Notes to be executed by Heritage OP (the "Heritage OP Guarantee"), certified as of the date hereof by an officer of the Company;

       14. The Guarantee of the Exchange Notes to be executed by Bradley OP (the "Bradley OP Guarantee"), certified as of the date hereof by an officer of Heritage-Austen;

       15. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

       16. A certificate of the SDAT as to the good standing of Heritage-Austen, dated as of a recent date;

       17. A certificate executed by an officer of the Company, dated as of the date hereof;

       18. A certificate executed by an officer of Heritage-Austen, dated as of the date hereof; and

       19. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

       In expressing the opinion set forth below, we have assumed the following:

Heritage Property Investment Trust, Inc.
Heritage-Austen Acquisition, Inc..
December 23, 2004
Page 4

       1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

       2. Each individual executing any of the Documents on behalf of a party (other than the Company, in its own capacity and in its capacity as sole general partner of Heritage OP, and Heritage-Austen, in its capacity as sole general partner of Bradley OP) is duly authorized to do so.

       3. Each of the parties (other than the Company, in its own capacity and in its capacity as sole general partner of Heritage OP and Heritage-Austen, in its capacity as sole general partner of Bradley OP) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and, if applicable, the obligations of such party (other than the Company, in its own capacity and in its capacity as sole general partner of Heritage OP, and Heritage-Austen, in its capacity as sole general partner of Bradley OP) set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

       4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information as to matters of fact (but not legal conclusions on matters on which we opine) contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any of the provisions of any of the Documents, by action or omission of the parties or otherwise.

       5. The Global Certificate for the Exchange Notes will not differ in any respect material to this opinion from the form of Global Certificate for the Old Notes (other than the absence of the restrictive legend), reviewed by us and referred to in Paragraph 12 on Page 3 hereof.

       6. The Heritage OP Guarantee and the Bradley OP Guarantee will not differ in any respect material to this opinion from the forms of the Heritage OP Guarantee and Bradley OP Guarantee reviewed by us and referred to in Paragraphs 13 and 14 on Page 3 hereof.

       Based upon the foregoing, and subject to the assumptions, limitations and

Heritage Property Investment Trust, Inc.
Heritage-Austen Acquisition, Inc..
December 23, 2004
Page 5

qualifications stated herein, it is our opinion that:

       1. The Company is a corporation, duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

       2. The Exchange Notes have been duly authorized by all necessary corporate action on the part of the Company, and when (i) the Company Authentication Order relating to the Exchange Notes has been duly executed by the Company and delivered to the Trustee or its agent pursuant to Section 2.02 of the Indenture, (ii) the Officers' Certificate pursuant to Section 12.04 of the Indenture has been duly executed by the Company and delivered to the Trustee and (iii) the Global Certificate evidencing the Exchange Notes has been duly executed by the Company and duly authenticated by the Trustee in the manner provided in the Indenture and delivered in exchange for the Old Notes in accordance with the Indenture and the Registration Rights Agreement, the Exchange Notes will be duly and validly issued by the Company.

       3. The Heritage OP Guarantee has been duly authorized by all necessary corporate action on the part of the Company, in its capacity as the sole general partner of Heritage OP.

       4. Heritage-Austen is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

       5. The Bradley OP Guarantee has been duly authorized by all necessary corporate action on the part of Heritage-Austen, in its capacity as the sole general partner of Bradley OP.

       The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, and we express no opinion with respect to the actions which may be required for Heritage OP or Bradley OP to authorize, execute, deliver or perform any document.. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Heritage Property Investment Trust, Inc.
Heritage-Austen Acquisition, Inc..
December 23, 2004
Page 6


       This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                         Very truly yours,


                                         /s/ Venable LLP
                                             ----------------
                                             Venable LLP